SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

                  Proxy Statement Pursuant to Section 14(c) of
              the Securities Exchange Act of 1934 (Amendment No. )

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      (as permitted by Rule 14a-6(e)(2)
|_|   Definitive Information Statement
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|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                iVoice.com, Inc.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                                iVoice.com, Inc.
                                 750 Highway 34
                            Matawan, New Jersey 07747

          NOTICE OF WRITTEN CONSENT OF SHAREHOLDERS IN LIEU OF MEETING

      NOTICE IS HEREBY GIVEN that certain shareholders of iVoice.com, Inc. (hereinafter referred to as the "Company"), having more than fifty percent (50%) of the total voting shares of the Company, anticipate that they will provide their written consent to the proposed actions as set forth within this Information Statement, no sooner than twenty (20) days following the mailing of this Information Statement, but as soon as practicable thereafter. It is anticipated that the certain shareholder's written consent will cover the following shareholder actions:

1.    Change of the Company's Name to iVoice, Inc.

2. Increase in the Authorized Class A Common Stock Shares to a total of six hundred million (600,000,000) shares.

3. Increase in the Authorized Class B Common Stock Shares to a total of three million (3,000,000) shares.

4. Change the stated par value of the Class A Common Stock Shares from the present $.01 to $.001 per share.

5. Authorize the Company to issue up to 1 million shares of preferred stock with a stated par value of $1.00 per share.

As of May 15, 2001, there were 111,951,548 Class A Common Stock shares issued and outstanding and 364,000 Class B Common Stock shares with each Class B Common Stock share holding 100 votes, or a total of 36,400,000 votes, for any matter that may be voted upon by the shareholders of the Company. Therefore, in the aggregate, on the date hereof, 148,351,548 votes may be voted for any matter that may be voted upon by the shareholders of the Company. This Information Statement will be mailed to all shareholders of record as of May 28, 2001.

By order of the Board of Directors.                                 May 28, 2001

Jerome Mahoney
President, Secretary and
Chief Executive Officer
iVoice.com, Inc.

                                iVoice.com, Inc.
                                 750 Highway 34
                            Matawan, New Jersey 07747

                              INFORMATION STATEMENT

This Information Statement, expected to be mailed on or about May 28, 2001, is furnished in connection with certain shareholders of iVoice.com, Inc. (hereinafter referred to as the "Company"), having more than fifty percent (50%) of the total voting shares of the Company, providing their written consent to the proposed actions as set forth in this Information Statement, no sooner than twenty (20) days following the mailing of this Information Statement, but as soon as practicable thereafter.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

As of May 15, 2001, there were 111,951,548 Class A Common Stock shares issued and outstanding and 364,000 Class B Common Stock shares issued and outstanding with each Class B Common Stock share holding 100 votes, or in total 36,400,000 votes, for any matter that may be voted upon by the shareholders of the Company. Therefore, pursuant to Section 228 of the Delaware General Corporation Law, any action required by this chapter to be taken at any annual or special meeting of stockholders of the Company, may be taken without a meeting, if the written consent, setting forth the action so taken, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Pursuant to the Company's Certificate of Incorporation and its By-laws, the written consent of a majority of the outstanding and voting shares of the Company would be required. On May 15, 2001, in the aggregate, there were a total of 148,351,548 votes that may have voted at any meeting of shareholders. A majority of this total equals 74,175,775 votes. This Information Statement will be mailed to all shareholders of record as of May 28, 2001.

Proposal 1 Change of Company Name

The Board of Directors of the Company has proposed that the name of the Company be changed to iVoice, Inc. Upon receiving the written consent of more than fifty percent of the total voting shares of the Company, the management of the Company will file an amendment to the Certificate of Incorporation of the Company to change the name of the Company to iVoice, Inc.

Proposal 2 Increase in the Authorized Class A Common Stock Shares

The Board of Directors of the Company has proposed that the number of authorized Class A Common Stock be increased to six hundred million (600,000,000) shares from the current authorized one hundred fifty million (150,000,000) shares. As of May 15, 2001, there were 111,951,548 Class A Common Stock shares issued and outstanding. In light of the present number outstanding shares and the number of Class A common stock shares that may be issued pursuant to our investment agreement with Nexus Capital Management, Inc., the Class A common stock shares that may be issued upon the conversion of the outstanding 12% convertible debentures and 8% convertible debentures, the Class A common stock shares that are issuable pursuant to the conversion of the Class B common stock and the Class A common stock shares that are issuable pursuant to the exercise of the outstanding stock options and warrants that were previously issued by the Company, the Board of Directors felt that an increase in the authorized Class A Common Stock was warranted. Upon receiving the written consent of more than fifty percent of the total voting shares of the Company, the management of the Company will file an amendment to the Certificate of Incorporation of the Company to increase the number of authorized Class A Common Stock to six hundred million (600,000,000) shares.

Proposal 3 Increase in the Authorized Class B Common Stock Shares

The Board of Directors of the Company has proposed that the number of authorized Class B Common Stock be increased to 3 million shares from the current authorized 700 thousand shares. As of May 15, 2001, there were 700 thousand Class B Common Stock shares issued of which 364 thousand Class B Common Stock shares were outstanding and 336 thousand Class B Common Stock shares having been converted into 33,600,000 Class A Common Stock shares and retired. Upon receiving the written consent of more than fifty percent of the total voting shares of the Company, the management of the Company will file an amendment to the Certificate of Incorporation of the Company to increase the number of authorized Class B Common Stock to 3 million shares.

Proposal 4 Change the stated par value of the Class A Common Stock Shares

The Board of Directors of the Company has proposed that the stated par value of the Company's Class A Common Stock be changed from $.01 to $.001 Upon receiving the written consent of more than fifty percent of the total voting shares of the Company, the management of the Company will file an amendment to the Certificate of Incorporation of the Company to change the stated par value of the Company's Class A Common Stock to 3 million shares.

Proposal 5 Authorize the issuance of one million shares of Preferred Stock.

The Board of Directors of the Company has proposed that the shareholders authorize the issuance of one million (1,000,000) shares of Preferred Stock with a par value of $1.00 per share. Although, the Board of Directors has not contemplated transaction involving the issuance of Preferred Stock, the Board felt that it would be prudent for the shareholders to authorize the issuance of Preferred Stock, should the need arise for additional fund raising or acquisition activities. Upon receiving the written consent of more than fifty percent of the total voting shares of the Company, the management of the Company will file an amendment to the Certificate of Incorporation of the Company that will authorize the issuance of one million (1,000,000) shares Preferred Stock with a par value of $1.00 per share.


May 28, 2001                            Jerome Mahoney
                                        President, Secretary and
                                        Chief Executive Officer
                                        iVoice.com, Inc